                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                              INDENTURE SUPPLEMENT

--------------------------------------------------------------------------------


                            APPLE RIDGE FUNDING LLC,

                                   as Issuer,

                         BANK ONE, NATIONAL ASSOCIATION,

                              as Indenture Trustee,

                                       and


                              THE BANK OF NEW YORK

                    as Paying Agent, Authentication Agent and

                          Transfer Agent and Registrar


                       SERIES 2000-1 INDENTURE SUPPLEMENT

                           Dated as of April 25, 2000

--------------------------------------------------------------------------------

                                                     TABLE OF CONTENTS

                                                                                                               PAGE

                                                          ARTICLE I

                                             CREATION OF THE SERIES 2000-1 NOTES

Section 1.01.     Designation....................................................................................2

                                                          ARTICLE II

                                                         DEFINITIONS

Section 2.01.     Definitions....................................................................................3

                                                         ARTICLE III

                                                        SERVICING FEE

Section 3.01.     Servicing Fee.................................................................................14

                                                          ARTICLE IV

                                                   RIGHTS OF SERIES 2000-1
                                                NOTEHOLDERS AND ALLOCATION AND
                                               APPLICATION OF POOL COLLECTIONS

Section 4.01.     Pool Collections and Allocations..............................................................15

Section 4.02.     Determination of Monthly Interest.............................................................16

Section 4.03.     Determination of Principal Distribution.......................................................17

Section 4.04.     Determination of Liquidity Reserve Withdrawal Amount..........................................17

Section 4.05.     Application of Series 2000-1 Collections......................................................17

Section 4.06.     Claims upon the Policy; Policy Payments Account...............................................18

Section 4.07.     Series 2000-1 Expense Subaccount..............................................................20

Section 4.08.     Series 2000-1 Principal Subaccount............................................................21

Section 4.09.     Liquidity Reserve Account.....................................................................22

Section 4.10.     Determination of LIBOR........................................................................23

Section 4.11.     Investment Instructions.......................................................................23

                                                          ARTICLE V

                                       DELIVERY OF SERIES 2000-1 NOTES; DISTRIBUTIONS;
                                             REPORTS TO SERIES 2000-1 NOTEHOLDERS

Section 5.01.     Delivery and Payment for the Series 2000-1  Notes; Denominations..............................24

Section 5.02.     Registration; Registration of Transfer and Exchange; Transfer Restrictions....................24

Section 5.03.     Global Notes..................................................................................28

Section 5.04.     Regulation S Global Notes.....................................................................28

Section 5.05.     Special Transfer Provisions...................................................................30

Section 5.06.     CUSIP Numbers.................................................................................31

                                                    TABLE OF CONTENTS

                                                       (CONTINUED)

Section 5.07.     Distributions.................................................................................32

Section 5.08.     Reports and Statements to Series 2000-1  Noteholders..........................................32

                                                          ARTICLE VI

                                                     AMORTIZATION EVENTS

Section 6.01.     Series 2000-1 Amortization Events.............................................................33

                                                         ARTICLE VII

                                          OPTIONAL REDEMPTION OF SERIES 2000-1 NOTES

Section 7.01.     Optional Redemption of Series 2000-1 Notes....................................................36

                                                         ARTICLE VIII

                                                   MISCELLANEOUS PROVISIONS

Section 8.01.     Ratification of Agreement.....................................................................37

Section 8.02.     Counterparts..................................................................................37

Section 8.03.     Governing Law.................................................................................37

Section 8.04.     Series Enhancer Deemed Series 2000-1 Noteholder...............................................37

Section 8.05.     Subrogation...................................................................................37

Section 8.06.     Certain Rights of the Series Enhancer.........................................................38

                                    EXHIBITS

EXHIBIT A-1           FORM OF RULE 144A GLOBAL NOTE

EXHIBIT A-2           FORM OF TEMPORARY REGULATION S GLOBAL NOTE

EXHIBIT A-3           FORM OF PERMANENT REGULATION S GLOBAL NOTE

EXHBIT B              FORM OF MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION TO THE INDENTURE TRUSTEE

EXHIBIT C             FORM OF MONTHLY STATEMENT

EXHIBIT D             FORM OF MONTHLY SERVICER'S CERTIFICATE

EXHIBIT E-1           FORM OF EUROCLEAR AND CLEARSTREAM BANKING
                      CERTIFICATES

EXHIBIT E-2           FORM OF CERTIFICATE TO BE GIVEN BY HOLDER OF BENEFICIAL INTEREST IN A TEMPORARY REGULATION S
                      GLOBAL NOTE

         SERIES 2000-1 INDENTURE SUPPLEMENT, dated as of April 25, 2000 (as amended, modified, restated or supplemented from time to time, the "INDENTURE SUPPLEMENT"), by and between APPLE RIDGE FUNDING LLC, a limited liability company organized under the laws of the State of Delaware, as Issuer (together with its permitted successors and assigns, the "ISSUER"), BANK ONE, NATIONAL ASSOCIATION, a national banking organization, as Indenture Trustee (together with its permitted successors and assigns, the "INDENTURE TRUSTEE"), and THE BANK OF NEW YORK, a New York state banking corporation, as paying agent, authentication agent and transfer agent and registrar (together with its permitted successors and assigns, "BNY").

         Pursuant to Section 2.10 of the Master Indenture, dated as of April 25, 2000 (as amended, modified, restated or supplemented from time to time, the "INDENTURE" and together with the Indenture Supplement, the "AGREEMENT"), by and between the Issuer, the Indenture Trustee and BNY, the Issuer may issue one or more Series of Notes the Principal Terms of which shall be set forth in an indenture supplement to the Indenture. In accordance with the terms of the Indenture, the Issuer hereby creates a Series of Notes and specifies the Principal Terms of such Series of Notes in this Indenture Supplement.

                                GRANTING CLAUSES

         The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Holders of the Series 2000-1 Notes, all of the Issuer's right, title and interest, whether now owned or hereafter acquired, in, to and under: (i) the Series 2000-1 Principal Subaccount, (ii) the Policy Payments Account, (iii) all accounts, money, chattel paper, investment property, instruments, documents, deposit accounts, certificates of deposit, letters of credit, advices of credit, general intangibles and goods consisting of, arising from or relating to any of the foregoing and (iv) all proceeds of the foregoing.

         The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Holders of the Series 2000-1 Notes and the Series Enhancer, all of the Issuer's right, title and interest, whether now owned or hereafter acquired, in, to and under: (i) the Series 2000-1 Expense Subaccount, (ii) the Liquidity Reserve Account, (iii) all accounts, money, chattel paper, investment property, instruments, documents, deposit accounts, certificates of deposit, letters of credit, advices of credit, general intangibles and goods consisting of, arising from or relating to any of the foregoing and (iv) all proceeds of the foregoing.

                                    ARTICLE I

                       Creation of the Series 2000-1 Notes

         Section 1.01. Designation

         (a) There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as the "APPLE RIDGE FUNDING LLC SECURED TERM NOTES, SERIES 2000-1" or the "SERIES 2000-1 NOTES."

         (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling.

                               [END OF ARTICLE I]

                                   ARTICLE II

                                   Definitions

         Section 2.01. Definitions.

         (a) Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

         "ADDITIONAL INTEREST" shall have the meaning set forth in Section 4.02(b).

         "AMORTIZATION EVENT" shall have the meaning set forth in Section 6.01.

         "AMORTIZATION MONTHLY PRINCIPAL" shall have the meaning set forth in
Section 4.03.

         "AMORTIZATION PERIOD" shall mean the period commencing at the earlier to occur of (a) the close of business on January 31, 2005 and (b) the close of business on the Business Day immediately preceding the day on which an Amortization Event has occurred, and ending on the date on which (x) the Series Outstanding Amount shall have been paid in full, together with all accrued interest thereon, and (y) all amounts owed to the Series Enhancer under the Insurance Agreement shall have been paid in full.

         "APPLICABLE STRESS FACTOR" shall mean, as of any date of determination, 1.5; provided that (i) if the Default Ratio exceeded 5.0%, or the Three Month Average Default Ratio exceeded 4.0%, for the Monthly Period preceding the first day of the Interest Period in which such date occurs, then the Applicable Stress Factor used in the calculation of the Loss Reserve Ratio shall be 2.5, or (ii) if the Dilution Ratio exceeded 1.25%, or the Three Month Average Dilution Ratio exceeded 0.75%, for the Monthly Period preceding the first day of the Interest Period in which such date occurs, then the Applicable Stress Factor used in the calculation of the Dilution Reserve Ratio shall be 2.5.

         "APPRAISED VALUE HOME" shall mean a Home purchased by an Originator if the owner of the Home is unsuccessful at contracting to sell the Home prior to the purchase of the Home by the applicable Originator and as to which the purchase price is generally determined by the average of two or more independent appraisals.

         "AVERAGE DAYS IN INVENTORY" shall mean, for any Monthly Period, the average number of days the Homes have been owned by each Originator as of the close of business on the last day of such Monthly Period.

         "AVERAGE DAYS OUTSTANDING" shall mean, as of the end of any Monthly Period, the sum of

         (a) the product of (i) a fraction, the numerator of which is the aggregate Unpaid Balance of Unsold Home Receivables (net of Advance Payments relating thereto) as of the end of such Monthly Period and the denominator of which is the Aggregate Receivable Balance as of the end of such Monthly Period, multiplied by (ii) the Average Days in Inventory for such Monthly Period, plus

         (b) the product of (i) a fraction, the numerator of which is the aggregate Unpaid Balance of Billed Receivables and Unbilled Receivables (net of Advance Payments relating thereto) as of the end of such Monthly Period, and the denominator of which is the Aggregate Receivable Balance as of the end of such Monthly Period, multiplied by (ii) the sum of (A) the average number of days as of the end of such Monthly Period it took to bill Unbilled Receivables once they became billable plus (B) the average number of days Billed Receivables have been outstanding as of the end of such Monthly Period.

         For the purposes of the foregoing calculation, Unbilled Receivables are deemed to be billable (x) if the Receivable was previously an Unsold Home Receivable, upon the subsequent sale of the Home by the applicable Originator and (y) if such Receivable relates to services that are not related to Home sales, upon disbursement.

         "CUSTODIAN" shall mean the entity maintaining possession of the Global Notes for the Clearing Agency.

         "DEFAULT RATIO" shall mean, for any Monthly Period, the quotient, expressed as a percentage, of (a) the sum of (i) the aggregate Unpaid Balance of the Receivables that have become Defaulted Receivables in accordance with clause
(i) or (iii) of the definition of Defaulted Receivable during such Monthly Period plus (ii) the Aggregate Employer Balance of each Employer whose Receivables have become Defaulted Receivables in accordance with clause (ii) of the definition of Defaulted Receivables during such Monthly Period, divided by
(b) the aggregate Unpaid Balance of the Billed Receivables generated during the fifth Monthly Period preceding such Monthly Period.

         "DILUTION RATIO" shall mean, for any Monthly Period, the quotient, expressed as a percentage, of (a) the aggregate amount of reductions to the Unpaid Balances of the Billed Receivables due to offsets, chargebacks, credits, adjustments, rebates and other Originator Dilution Adjustments, Seller Dilution Adjustments and Servicer Dilution Adjustments occurring during such Monthly Period divided by (b) the aggregate Unpaid Balance of the Billed Receivables generated during the fifth Monthly Period preceding such Monthly Period.

         "DILUTION RESERVE RATIO" shall mean, as of any date of determination, the product, expressed as a percentage, of

         (a) the greater of:

                  (i) the product of (A) the Applicable Stress Factor multiplied by (B) the average of the Dilution Ratios for the three Monthly Periods preceding the first day of the Interest Period in which such date occurs and

                  (ii) the highest Dilution Ratio for any Monthly Period over the 12 Monthly Periods preceding the first day of the Interest Period in which such date occurs, multiplied by

         (b) a fraction, the numerator of which is the sum of:

                  (i) the aggregate Unpaid Balance of the Billed Receivables generated over the five Monthly Periods preceding the first day of the Interest Period in which such date occurs plus

                  (ii) the aggregate Unpaid Balance of the Unbilled Receivables as of the end of the Monthly Period preceding the first day of the Interest Period in which such date occurs, and the denominator of which is the aggregate Unpaid Balance of the Billed Receivables as of the end of such Monthly Period, multiplied by

         (c) a fraction, the numerator of which is equal to the sum of:

                  (i) the aggregate Unpaid Balance of the Billed Receivables as of the end of such Monthly Period plus

                  (ii) the aggregate Unpaid Balance of the Unbilled Receivables as of the end of such Monthly Period plus

                  (iii) the greater of (A) the product of 3.5 multiplied by the average of the Monthly Loss on Sale for such Monthly Period and the two immediately preceding Monthly Periods and (B) 10% of the aggregate Unpaid Balance of Unsold Home Receivables relating to Appraised Value Homes as of the end of such Monthly Period, and the denominator of which is equal to the aggregate Unpaid Balance of Eligible Receivables as of the end of such Monthly Period minus the Aggregate Adjustment Amount on such date.

         "DISTRIBUTION COMPLIANCE PERIOD" shall have the meaning set forth in Rule 902 of Regulation S.

         "DISTRIBUTION DATE" shall mean June 15, 2000 and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

         "DWAC" shall mean Deposit and Withdrawal At Custodian Service.

         "FINAL STATED MATURITY DATE" shall mean the earlier of (a) the Distribution Date occurring in March 2007 and (b) the Distribution Date occurring in the 25th Monthly Period following the Monthly Period in which the Amortization Period commenced.

         "GUARANTEED DISTRIBUTION" shall mean (a) with respect to any Distribution Date other than the Final Stated Maturity Date, the Monthly Interest and (b) with respect to the Final Stated Maturity Date, the sum of (i) the Series Outstanding Amount plus (ii) the Monthly Interest.

         "GUARANTEED INTEREST DISTRIBUTION AMOUNT" shall mean, with respect to any Distribution Date, the excess of (a) the Monthly Interest payable on such Distribution Date over (b) the sum of (i) the amount on deposit in the Series 2000-1 Expense Subaccount available for payment of such Monthly Interest plus (ii) the amount on deposit in the Liquidity Reserve Account available for payment of such Monthly Interest.

         "GUARANTEED PRINCIPAL DISTRIBUTION AMOUNT" shall mean, with respect to the Distribution Date which is also the Final Stated Maturity Date, the excess of (a) Series Outstanding Amount over (b) the sum of (i) the amount on deposit in the Series 2000-1 Principal Subaccount, plus (ii) the amount on deposit in the Liquidity Reserve Account available to be transferred to the Series 2000-1 Principal Subaccount pursuant to Section 4.05(a).

         "INITIAL PURCHASERS" shall mean Lehman Brothers Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., Chase Securities Inc., First Union Securities, Inc., RBC Dominion Securities Corporation and Scotia Capital
(USA) Inc., collectively.

         "INITIAL SERIES OUTSTANDING AMOUNT" shall mean, with respect to the Series 2000-1 Notes, $400,000,000.

         "INSURANCE AGREEMENT" shall mean the Insurance Agreement dated as of the Series 2000-1 Closing Date by and between the Series Enhancer, the Indenture Trustee, the Servicer, the Originators, the Transferor and the Issuer, which shall constitute an "Enhancement Agreement" with respect to the Series 2000-1 Notes for all purposes under the Indenture.

         "INSURANCE PREMIUM RATE" shall have the meaning set forth in the Premium Letter Agreement.

         "INTEREST PERIOD" shall mean, with respect to any Distribution Date, the period beginning on and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, beginning on and including the Series 2000-1 Closing Date) and ending on and excluding such Distribution Date.

         "INTEREST SHORTFALL" shall have the meaning set forth in Section
4.02(b).

         "LIBOR" shall mean, for any Interest Period, as of any LIBOR Determination Date, the London interbank offered rate for deposits in United States dollars for a one-month period determined by the Paying Agent for each Interest Period in accordance with the provisions of Section 4.10.

         "LIBOR DETERMINATION DATE" shall mean the second London Business Day prior to the commencement of the second and each subsequent Interest Period.

         "LIQUIDITY RESERVE ACCOUNT" shall have the meaning set forth in Section 4.09(a).

         "LIQUIDITY RESERVE ACCOUNT AMOUNT" shall mean, on any Business Day, the amount on deposit in the Liquidity Reserve Account (including the principal amount of any investments made with funds previously deposited in the Liquidity Reserve Account and after giving effect to any deposits thereto and withdrawals and releases therefrom on such Business Day).

         "LIQUIDITY RESERVE WITHDRAWAL AMOUNT" shall have the meaning set forth in Section 4.04.

         "LONDON BUSINESS DAY" shall mean any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market and banking institutions in London are not authorized or obligated by law or regulation to close.

         "LOSS RESERVE RATIO" shall mean, as of any date of determination, the greatest of:

         (a) the percentage equivalent of the product of:

                  (i) the Applicable Stress Factor, multiplied by

                  (ii) the highest Three Month Average Default Ratio for any Monthly Period over the 12 Monthly Periods preceding the first day of the Interest Period in which such date occurs, multiplied by

                  (iii) a fraction, the numerator of which is the sum of (A) the aggregate Unpaid Balance of the Billed Receivables generated over the five Monthly Periods preceding the first day of the Interest Period in which such date occurs plus (B) the aggregate Unpaid Balance of the Unbilled Receivables as of the end of the Monthly Period preceding the first day of the Interest Period in which such date occurs, and the denominator of which is the aggregate Unpaid Balance of the Billed Receivables as of the end of such Monthly Period, multiplied by

                  (iv) a fraction, the numerator of which is equal to the sum of
    (A) the aggregate Unpaid Balance of Billed Receivables as of the end of the Monthly Period preceding the first day of the Interest Period in which such date occurs plus (B) the aggregate Unpaid Balance of Unbilled Receivables as of the end of such Monthly Period plus (C) the greater of (1) the product of
    3.5 multiplied by the average of the Monthly Loss on Sale for such Monthly Period and the two immediately preceding Monthly Periods and (2) 10% of the aggregate Unpaid Balance of Unsold Home Receivables relating to Appraised Value Homes as of the end of such Monthly Period, and the denominator of which is equal to the aggregate Unpaid Balance of Eligible Receivables as of the end of such Monthly Period minus the Aggregate Adjustment Amount on such date;

         (b) the product of (i) the Applicable Stress Factor multiplied by (ii) the highest Default Ratio for any Monthly Period over the three Monthly Periods preceding the first day of the Interest Period in which such date occurs; and

         (c) 2.5%.

         "MONTHLY INSURANCE PREMIUM" shall mean for any Distribution Date, the premium payable in respect of the Policy in accordance with the Insurance Agreement and the Premium Letter Agreement.

         "MONTHLY LOSS ON SALE" shall equal, for any Monthly Period, for all Homes sold during such Monthly Period, the aggregate of the amounts, if any, by which the purchase price of each such Home paid by CMF or CMSC, as applicable, exceeded the sale price for such Home received by the Servicer (the amount of any such excess with respect to a Home being a "Loss"). The Monthly Loss on Sale for any Monthly Period shall be based on the gross Losses for such Monthly Period without regard to any gains on the sale of other Homes during such Monthly Period.

         "MONTHLY INTEREST" shall have the meaning set forth in Section 4.02(a).

         "MONTHLY PERIOD" shall mean the period from and including the first day of a calendar month to and including the last day of such calendar month (other than the initial Monthly Period, which will commence on and include the Series 2000-1 Closing Date and end on and include May 31, 2000).

         "MONTHLY SERVICING FEE" shall have the meaning set forth in Section
3.01.

         "NET CREDIT LOSSES" shall mean, for any Monthly Period, an amount equal to the excess, if any, of the estimated losses to be incurred in respect of all Receivables written off by the Servicer in accordance with the Credit and Collection Policy during such Monthly Period over an amount equal to all amounts recovered during such Monthly Period in respect of Receivables written off by the Servicer in accordance with the Credit and Collection Policy during prior Monthly Periods, which amounts exceed the amounts that the Servicer estimated would be recovered in respect of such Receivables.

         "NON-U.S. CERTIFICATE" shall have the meaning set forth in Section 5.04(b).

         "NOTE INTEREST RATE" shall mean, for each Interest Period (other than the first Interest Period), a rate of 0.28% per annum in excess of LIBOR as determined on the related LIBOR Determination Date. The Note Interest Rate for the first Interest Period will equal 6.49% per annum.

         "OFFERING MEMORANDUM" shall mean the Offering Memorandum relating to the Series 2000-1 Notes dated April 12, 2000.

         "PERMANENT REGULATION S GLOBAL NOTE" shall have the meaning set forth in Section 5.04.

         "POLICY" shall mean the financial guaranty insurance policy number 32011(1), dated as of the Series 2000-1 Closing Date, issued by the Series Enhancer to the Indenture Trustee for the benefit of the Series 2000-1 Noteholders.

         "POLICY PAYMENTS ACCOUNT" shall have the meaning set forth in Section 4.06(b).

         "PREFERENCE CLAIM" shall have the meaning set forth in Section 4.06(d).

         "PREMIUM LETTER AGREEMENT" shall mean the Premium Letter Agreement dated as of the Series 2000-1 Closing Date between the Issuer, the Indenture Trustee and the Series Enhancer.

         "QIB" shall have the meaning set forth in Section 5.02(b).

         "RATING AGENCY" shall mean each of Standard & Poor's Ratings Services and Moody's Investors Service, Inc.

         "REDEMPTION PRICE" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Series Outstanding Amount on such Distribution Date plus (ii) Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Series 2000-1 Noteholders plus (iii) any amounts due to the Series Enhancer pursuant to the Insurance Agreement.

         "REFERENCE BANKS" shall mean four major banks in the London interbank market selected by the Paying Agent.

         "REGULATION S" shall mean Regulation S under the Securities Act.

         "REGULATION S CERTIFICATE" shall have the meaning set forth in Section 5.02(e).

         "REGULATION S GLOBAL NOTE" shall mean each of the Temporary Regulation S Global Note and the Permanent Regulation S Global Note.

         "REIMBURSEMENT AMOUNT" shall mean, as of any date of determination, the sum of (i) the aggregate amount due as of such date to the Series Enhancer pursuant to the Insurance Agreement in respect of unreimbursed draws under the Policy, including interest thereon determined in accordance with the Insurance Agreement, and (ii) an amount equal to the aggregate of any other amounts due as of such date to the Series Enhancer pursuant to the Insurance Agreement (other than the Monthly Insurance Premium).

         "RELEASE DATE" shall have the meaning set forth in Section 5.02(e).

         "REQUIRED AMOUNT" shall mean, as of any date of determination, the sum of (a) (i) the Monthly Interest to be distributed on the Distribution Date falling in the Monthly Period succeeding the Monthly Period in which such date occurs plus (ii) any Interest Shortfall previously accrued and not reimbursed plus (iii) any Additional Interest previously accrued and not reimbursed, (b) the sum of (i) the Monthly Insurance Premium to be distributed on such Distribution Date plus (ii) any Monthly Insurance Premium previously accrued and not paid, plus (c) the sum of (i) the Monthly Servicing Fee to be distributed on such Distribution Date plus (ii) any Monthly Servicing Fee previously accrued and not paid; provided that for the purpose of determining the Required Amount for the allocation set forth in Section 4.01(c), (a) the Monthly Interest for any day prior to the first day of the Interest Period commencing in such Monthly Period shall equal the Monthly Interest as determined for the Interest Period ending in such Monthly Period and (b) the Monthly Interest for any day on or after the first day of the Interest Period commencing in such Monthly Period shall equal such Monthly Interest as determined for such Interest Period; provided further that for the purpose of determining the Required Amount for the allocation set forth in Section 4.01(c), (a) the Monthly Insurance Premium for any day prior to the first day of the Interest Period commencing in such Monthly Period shall equal the Monthly Insurance Premium as determined for the Interest Period ending in such Monthly Period and (b) the Monthly Insurance Premium for any day on or after the first day of the Interest Period in such Monthly Period shall equal the Monthly Insurance Premium as determined for such Interest Period.

         "REQUIRED LIQUIDITY RESERVE ACCOUNT AMOUNT" shall mean, as of any date of determination during an Interest Period, an amount equal to 125% of the Monthly Interest payable on the first day of such Interest Period; provided, however, that during the initial Interest Period, the Required Liquidity Reserve Account Amount will equal 125% of the interest that will accrue on the Series 2000-1 Notes during the first Interest Period.

         "REQUIRED OVERCOLLATERALIZATION AMOUNT" shall mean, as of any date of determination, the amount by which the Series 2000-1 Required Enhancement Amount exceeds the sum of (a) the amount on deposit in the Liquidity Reserve Account on such date plus (b) the amount on deposit in the Series 2000-1 Principal Subaccount.

         "REVOLVING PERIOD" shall mean the period beginning on the Series 2000-1 Closing Date and ending upon the commencement of the Amortization Period.

         "RULE 144A" shall mean Rule 144A under the Securities Act.

         "RULE 144A GLOBAL NOTE" shall have the meaning set forth in Section
5.03.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SERIES ENHANCER" shall mean MBIA Insurance Corporation, a New York domiciled insurance company, or any successor thereto.

         "SERIES ENHANCER DEFAULT" shall mean (i) the failure of the Series Enhancer to make a payment required under the Policy in accordance with the terms thereof (and such failure continues unremedied for two Business Days),
(ii) the occurrence of an Insolvency Event with respect to the Series Enhancer or (iii) the appointment of a receiver, conservator, liquidation or similar official for the Series Enhancer or its property.

         "SERIES ENHANCER DRAW AMOUNT" shall mean, for any Distribution Date, an amount equal to the sum of (a) the Guaranteed Interest Distribution Amount plus
(b) if such Distribution Date is the Final Stated Maturity Date, the Guaranteed Principal Distribution Amount.

         "SERIES OUTSTANDING AMOUNT" shall mean, as of any date of determination, an amount equal to the Initial Series Outstanding Amount minus the amount of Amortization Monthly Principal previously paid to Series 2000-1 Noteholders (other than any such payment made from the proceeds of the Policy).

         "SERIES PERCENTAGE" shall mean, with respect to any date of determination, the percentage equivalent (which percentage shall never exceed 100%) of a fraction calculated as follows:

         (a) during the Revolving Period, the numerator of the fraction will be the Series 2000-1 Required Asset Amount as of the close of business on the immediately preceding day, and the denominator of the fraction will be the greater of (i) the Adjusted Aggregate Receivable Balance as of the close of business on the immediately preceding day and (ii) the sum of the numerators used to determine the Series Percentage for each Series of Notes (including the Series 2000-1 Notes) Outstanding at the close of business on the immediately preceding day; and

         (b) during the Amortization Period, the numerator of the fraction will be the Series 2000-1 Required Asset Amount as of the close of business on the last day of the Revolving Period, and the denominator of the fraction will be the sum of the numerators used to determine the Series Percentage for each Series of Notes (including the Series 2000-1 Notes) Outstanding at the close of business on the immediately preceding day.

         "SERIES 2000-1" shall mean the Series of Notes the terms of which are specified in this Indenture Supplement.

         "SERIES 2000-1 ALLOCATED ADJUSTED AGGREGATE RECEIVABLE BALANCE" shall mean, as of any date of determination, the lower of (a) the Series 2000-1 Required Asset Amount as of such date and (b) the product of (i) the Adjusted Aggregate Receivable Balance as of such date multiplied by (ii) the percentage equivalent of a fraction, the numerator of which is the Series 2000-1 Required Asset Amount as of such date and the denominator of which is the sum of (x) the Series 2000-1 Required Asset Amount as of such date plus (y) the aggregate Required Asset Amount with respect to each other Series of Notes as of such date.

         "SERIES 2000-1 ASSET AMOUNT DEFICIENCY" shall occur if and to the extent the Series 2000-1 Allocated Adjusted Aggregate Receivable Balance is less than the Series 2000-1 Required Asset Amount as of such date.

         "SERIES 2000-1 CLOSING DATE" shall mean April 25, 2000.

         "SERIES 2000-1 COLLECTIONS" shall have the meaning set forth in Section 4.01(b).

         "SERIES 2000-1 EXPENSE SUBACCOUNT" shall have the meaning set forth in
Section 4.07(a).

         "SERIES 2000-1 NOTEHOLDER" shall mean the Person in whose name a Series 2000-1 Note is registered in the Note Register.

         "SERIES 2000-1 NOTES" shall mean any one of the Notes executed by the Issuer and authenticated by the Authentication Agent, substantially in the form of Exhibit A.

         "SERIES 2000-1 PRINCIPAL SUBACCOUNT" shall have the meaning set forth in Section 4.08(a).

         "SERIES 2000-1 REQUIRED ASSET AMOUNT" shall mean, as of any date of determination, an amount equal to the sum of (a) the Series Outstanding Amount plus (b) the Required Overcollateralization Amount.

         "SERIES 2000-1 REQUIRED ENHANCEMENT AMOUNT" shall mean, as of any date of determination, an amount equal to the sum of (a) the greater of (i) 7% of the Series Outstanding Amount and (ii) an amount equal to the product of (A) the Series Outstanding Amount multiplied by (B) the quotient of (1) the sum of (w) the Loss Reserve Ratio plus (x) the Dilution Reserve Ratio plus (y) the Yield Reserve Ratio plus (z) the Servicing Reserve Ratio divided by (2) one minus the sum of (w) the Loss Reserve Ratio plus (x) the Dilution Reserve Ratio plus (y) the Yield Reserve Ratio plus (z) the Servicing Reserve Ratio plus (b) the excess, if any, of accrued and unpaid interest on the Series 2000-1 Notes over the amount on deposit in the Liquidity Reserve Account; provided, however, that after the declaration or occurrence of an Amortization Event, the Series 2000-1 Required Enhancement Amount shall equal the Series 2000-1 Required Enhancement Amount in effect on the date of the declaration or occurrence of such Amortization Event.

         "SERVICING FEE" shall have the meaning set forth in the Transfer and Servicing Agreement.

         "SERVICING RESERVE RATIO" shall mean, as of any date of determination, the quotient, expressed as a percentage, of (a) the product of (i) 1.5 multiplied by (ii) 0.75% multiplied by (iii) Average Days Outstanding as of the end of the Monthly Period preceding the first day of the Interest Period in which such date occurs, divided by (b) 360.

         "TELERATE PAGE 3750" shall mean the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page in that service for the purpose of displaying comparable rates or prices).

         "TEMPORARY REGULATION S GLOBAL NOTE" shall have the meaning set forth in Section 5.03.

         "THREE MONTH AVERAGE DEFAULT RATIO" shall mean, for any Monthly Period, the average of the Default Ratios for that Monthly Period and each of the two immediately preceding Monthly Periods.

         "THREE MONTH AVERAGE DILUTION RATIO" shall mean, for any Monthly Period, the average of the Dilution Ratios for that Monthly Period and each of the two immediately preceding Monthly Periods.

         "YIELD RESERVE RATIO" shall mean, as of any date of determination during an Interest Period, the quotient expressed as a percentage, of (a) the product of (i) the sum of (A) the Insurance Premium Rate plus (B) the product of
(1) 1.5 multiplied by (2) the Note Interest Rate for the Interest Period in which such date occurs multiplied by (ii) 1.5 multiplied by the Average Days Outstanding as of the end of the Monthly Period preceding the first day of such Interest Period divided by (b) 360.

         (b) Each capitalized term defined herein shall relate to the Series 2000-1 Notes and no other Series of Notes issued by the Issuer, unless the context otherwise requires. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Indenture, the Transfer and Servicing Agreement, the Receivables Purchase Agreement or the Purchase Agreement.

         (c) The words "HEREOF," "HEREIN" and "HEREUNDER" and words of similar import when used in this Indenture Supplement shall refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement; references to any Article, subsection, Section or Exhibit are references to Articles, subsections, Sections and Exhibits in or to this Indenture Supplement unless otherwise specified; and the term "INCLUDING" means "INCLUDING WITHOUT LIMITATION."



                               [END OF ARTICLE II]

                                   ARTICLE III

                                  Servicing Fee

         Section 3.01. Servicing Fee.

         The Transfer and Servicing Agreement sets forth the full compensation that the Servicer is entitled to receive for its servicing activities. The share of the Servicing Fee allocable to the Series 2000-1 Noteholders with respect to any Distribution Date (the "MONTHLY SERVICING FEE") shall be equal to the product of (a) 0.75% multiplied by (b) the weighted average over the related Monthly Period of the daily sums of the Aggregate Employer Balances for each Employer under the Pool Relocation Agreements multiplied by (c) the average Series Percentage during such Monthly Period. The remainder of the Servicing Fee shall be paid by the noteholders of other Series (as provided in the Indenture Supplement related to such other Series) or the Issuer and in no event shall the Indenture Trustee or the Series 2000-1 Noteholders be liable for the share of the Servicing Fee to be paid by the Noteholders of such other Series or the Issuer. To the extent that the Monthly Servicing Fee is not paid in full pursuant to the preceding provisions of this Section 3.01, and Section 4.05, it shall be paid by the Issuer. The Monthly Servicing Fee shall be payable from Series 2000-1 Collections pursuant to, and subject to the priority of payments set forth in, Section 4.05.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                       Rights of Series 2000-1 Noteholders
              and Allocation and Application of Pool Collections

         Section 4.01. Pool Collections and Allocations.

         (a) Allocation of Pool Collections. Funds on deposit in the Collection Account in accordance with Section 8.04 of the Indenture shall be allocated and distributed to Series 2000-1 as set forth in the Indenture and this Article IV.

         (b) Allocation of Pool Collections to Series 2000-1. Prior to the close of business on each Deposit Date, the Servicer shall allocate to Series 2000-1 an amount (such amount, the "SERIES 2000-1 COLLECTIONS") equal to the product of
(i) the amount of Collections deposited in the Collection Account on such Deposit Date (less any amounts permitted to be withdrawn pursuant to Sections 3.02(c)(vi), 3.12 and 3.14(b) of the Transfer and Servicing Agreement) multiplied by (ii) the Series Percentage for such Deposit Date.

         (c) Allocation of Series 2000-1 Collections. Prior to the close of business on each Deposit Date, the Servicer shall direct the Indenture Trustee to allocate Series 2000-1 Collections in the amounts and according to the priority set forth below pursuant to Section 8.04 of the Indenture:

                  (i) (A) If the amount of funds on deposit in the Series 2000-1 Expense Subaccount on such Deposit Date is less than the Required Amount for such Deposit Date (excluding such amounts as were deposited in the Series 2000-1 Expense Subaccount during the preceding Monthly Period and are being held for distribution on the next Distribution Date), from the Collection Account to the Series 2000-1 Expense Subaccount an amount equal to the lesser of (A) the amount of such deficiency or (B) the Series 2000-1 Collections on such Deposit Date;

                      (B) If the amount of funds on deposit in the Series 2000-1 Expense Subaccount on such Deposit Date (excluding such amounts as were deposited in the Series 2000-1 Expense Subaccount during the preceding Monthly Period and are being held for distribution on the next succeeding Distribution Date) exceeds the Required Amount for such Deposit Date, from the Series 2000-1 Expense Subaccount an amount equal to such excess TO BE TREATED AS Series 2000-1 Collections for distribution in accordance with this Section 4.01(c);

                  (ii) If the amount of funds on deposit in the Liquidity Reserve Account on such Deposit Date is less than the Required Liquidity Reserve Account Amount for such Deposit Date, from the Collection Account to the Liquidity Reserve Account an amount equal to the lesser of (A) the amount of such deficiency or (B) the Series 2000-1 Collections on such Deposit Date (after giving effect to the transfer set forth in clause (i)(A) above);

                  (iii) During the Revolving Period, and during the Amortization Period after the Series 2000-1 Notes have been paid in full, to the Series Enhancer, an amount equal to any amounts owed to it pursuant to the Insurance Agreement (other than as reimbursement for payments made by the Series Enhancer under the Policy in respect of interest on the Series 2000-1 Notes);

                  (iv) (A) During the Revolving Period, all remaining Series 2000-1 Collections (A) if any other Series of Notes is in its Amortization Period and the Indenture Supplement related to such amortizing Series of Notes requires the Issuer to transfer such remaining Series 2000-1 Collections to pay the principal of such other Series of Notes, to the applicable Series Account with respect to such amortizing Series of Notes; provided that if more than one other Series of Notes is amortizing and the related Indenture Supplement of each such amortizing Series of Notes requires the Issuer to transfer such remaining Series 2000-1 Collections to pay the principal of such other Series of Notes, pro rata to the applicable Series Account of each such other amortizing Series of Notes based on their respective Series Percentages;

                  (B) If no transfer of the remaining Series 2000-1
    Collections is required pursuant to clause (A), all remaining Series 2000-1 Collections to the Issuer free and clear of the lien of the Indenture and without compliance with Section 12.01(b) of the Indenture;

    provided, however, with respect to clause (A) and (B), if a Series 2000-1 Asset Amount Deficiency has occurred and is continuing, or if the application of funds to the payment of the principal of another Series of Notes or the release of funds to the Issuer would result in a Series 2000-1 Asset Amount Deficiency or would otherwise result in the occurrence of an event that, with the passage of time or the giving of notice or both, would become an Amortization Event, all remaining Series 2000-1 Collections shall be transferred to the Series 2000-1 Principal Subaccount.

                  (v) During the Amortization Period, to the Series 2000-1 Principal Subaccount, the Series 2000-1 Collections on such Deposit Date (after giving effect to the transfers set forth in clauses (i) and (ii) above); provided, however, that the aggregate amount deposited into the Series 2000-1 Principal Subaccount pursuant to this clause shall not exceed the Series Outstanding Amount on the immediately preceding Distribution Date.

         (d) Prior to the close of business on each Deposit Date during the Amortization Period, the Issuer shall deposit Collections allocated to other Series in the Series 2000-1 Principal Subaccount to the extent those Collections would otherwise have been released to the Issuer under the terms of the Indenture Supplement related to such Series. If Series 2000-1 and any other Series are simultaneously in their respective Amortization Periods, such Collections shall be allocated ratably between each such amortizing Series of Notes (including Series 2000-1) based on their respective Series Percentages.

         Section 4.02. Determination of Monthly Interest.

         (a) The amount of interest ("MONTHLY INTEREST") distributable from the Series 2000-1 Expense Subaccount with respect to the Series 2000-1 Notes on any Distribution Date shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, multiplied by (ii) the Note Interest Rate in effect with respect to the related Interest Period and multiplied by (iii) the Series Outstanding Amount as of the close of business on the last day of the related Interest Period.

         (b) On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess (the "INTEREST SHORTFALL"), if any, of (x) the Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Monthly Interest on such Distribution Date (excluding the proceeds of a draw under the Policy). If the Interest Shortfall with respect to any Distribution Date is greater than zero, then on each subsequent Distribution Date until such Interest Shortfall is fully paid, an additional amount ("ADDITIONAL INTEREST") equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, multiplied by (B) the sum of (x) the Note Interest Rate and (y) 2.0% per annum and (ii) such Interest Shortfall (or the portion thereof that has not been paid to the Series 2000-1 Noteholders from funds other than the proceeds of a draw under the Policy) shall be payable as provided herein with respect to the Series 2000-1 Notes. Notwithstanding anything herein to the contrary, Additional Interest shall be payable or distributed only to the extent permitted by applicable law.

         Section 4.03. Determination of Principal Distribution. The amount of principal distributable from the Series 2000-1 Principal Subaccount on each Distribution Date (the "AMORTIZATION MONTHLY PRINCIPAL"), beginning with the Distribution Date in the month following the month in which the Amortization Period begins, shall equal the lesser of (i) the amount on deposit in the Series 2000-1 Principal Subaccount that was deposited therein during the preceding Monthly Period (including amounts deposited in the Series 2000-1 Principal Subaccount pursuant to Section 4.01(d)) for distribution on such Distribution Date and (ii) the Series Outstanding Amount.

         Section 4.04. Determination of Liquidity Reserve Withdrawal Amount.
On or before each Distribution Date, the Issuer shall determine or cause the Servicer to determine the amount (the "LIQUIDITY RESERVE WITHDRAWAL AMOUNT"), if any, by which the amount distributable pursuant to Section 4.05 on such Distribution Date exceeds the amount deposited in the Series 2000-1 Expense Subaccount during the related Monthly Period.

         Section 4.05. Application of Series 2000-1 Collections. On each Distribution Date or Deposit Date, as applicable, the Servicer shall instruct the Indenture Trustee in writing to apply amounts on deposit in the Collection Account (and any subaccount thereof) and the Liquidity Reserve Account as follows:

         (a) On each Distribution Date for which the Liquidity Reserve Withdrawal Amount is greater than zero, to withdraw the lesser of (i) the Liquidity Reserve Withdrawal Amount and (ii) amounts on deposit in the Liquidity Reserve Account from the Liquidity Reserve Account and transfer such amount to the Series 2000-1 Expense Subaccount for distribution in accordance with clause
(b) below. If funds remain on deposit in the Liquidity Reserve Account on the Final Stated Maturity Date (after giving effect to withdrawal of the Liquidity Reserve Withdrawal Amount, if any, on such date) and the Series Outstanding Amount exceeds the amount on deposit on the Series 2000-1 Principal Subaccount, to withdraw an amount equal to the lesser of (x) such excess and (y) the amount on deposit in the Liquidity Reserve Account from the Liquidity Reserve Account and transfer such amount to the Series 2000-1 Principal Subaccount for distribution in accordance with clause (c) below.

         (b) On each Distribution Date, to transfer amounts on deposit in the Series 2000-1 Expense Subaccount of the Collection Account in the following order of priority:

                  (i) An amount equal to the sum of (A) Monthly Interest for such Distribution Date plus (B) any Interest Shortfall previously accrued and not reimbursed plus (c) any Additional Interest previously accrued and not reimbursed shall be distributed to the Distribution Account for payment to Series 2000-1 Noteholders on such Distribution Date pursuant to Section 5.07; provided that no Interest Shortfall or Additional Interest shall be paid to the Series 2000-1 Noteholders to the extent that the Series 2000-1 Noteholders received timely payment of interest on the Series 2000-1 Notes because of a payment by the Series Enhancer under the Policy;

                  (ii) If the Series Enhancer has made a payment under the Policy to fund the payment of Monthly Interest on any Distribution Date, an amount equal to the sum of (A) Interest Shortfall previously accrued and not reimbursed plus (B) Additional Interest previously accrued and not reimbursed which is related to such payment shall be distributed to the Series Enhancer;

                  (iii) An amount equal to the sum of (A) the Monthly Insurance Premium for such Distribution Date plus (B) any Monthly Insurance Premium previously accrued and not reimbursed shall be distributed to the Series Enhancer; and

                  (iv) An amount equal to the sum of (A) the Monthly Servicing Fee for such Distribution Date plus (B) any Monthly Servicing Fee previously accrued and not paid pursuant to this Section 4.05(b)(iv) shall be distributed to the Servicer.

         (c) On each Distribution Date during the Amortization Period, to transfer an amount equal to the Amortization Monthly Principal for such Distribution Date from the Series 2000-1 Principal Subaccount to the Distribution Account for payment to the Series 2000-1 Noteholders on such Distribution Date pursuant to Section 5.07.

         Section 4.06. Claims upon the Policy; Policy Payments Account.

         (a) If, by the close of business on the fourth Business Day prior to a Distribution Date, the Servicer notifies the Indenture Trustee that on such Distribution Date the funds that are or will be on deposit in the Series 2000-1 Expense Subaccount, Liquidity Reserve Account and the Series 2000-1 Principal Subaccount on such Distribution Date that are available to pay the Guaranteed Distribution on such day will be insufficient to pay such Guaranteed Distribution on such Distribution Date, then the Indenture Trustee shall give notice to the Series Enhancer by telephone or telecopy of the amount of such insufficiency. Such notice shall be confirmed in writing in the form set forth as Exhibit A to the Policy, to the Series Enhancer at or before 11:00 a.m., New York City time, on the third Business Day prior to such Distribution Date. Following receipt by the Series Enhancer of such notice in such form, the Series Enhancer will pay the Series Enhancer Draw Amount to the Indenture Trustee on the later to occur of (i) 11:00 a.m., New York City time, on the third Business Day next succeeding presentation to the Series Enhancer and (ii) 11:00 a.m., New York City time, on the Distribution Date to which such deficiency relates, as provided in the Policy.

         (b) The Indenture Trustee shall establish a separate special purpose trust account, which account shall be an Eligible Account, for the benefit of the Series 2000-1 Noteholders (the "POLICY PAYMENTS ACCOUNT") over which the Indenture Trustee shall have exclusive control and sole right of withdrawal. The Indenture Trustee shall deposit the Series Enhancer Draw Amount in the Policy Payments Account and distribute such amount only for purposes of payment to the Series 2000-1 Noteholders of the Guaranteed Distribution for which a claim was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Indenture Trustee or the Issuer. The Series Enhancer Draw Amount shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Paying Agent to the Series 2000-1 Noteholders in accordance with Section 5.07. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Guaranteed Distribution with other funds available to make such payment. However, the amount of any payment of Monthly Interest or of the Series Outstanding Amount to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below and in the statement to be furnished to the Series 2000-1 Noteholders pursuant to Section 5.08(a). Funds held in the Policy Payments Account shall not be invested.

         On any Distribution Date with respect to which a claim has been made under the Policy, the Series Enhancer Draw Amount shall be withdrawn from the Policy Payments Account and deposited in the Distribution Account and applied by the Paying Agent, together with the other funds to be withdrawn from the Collection Account pursuant to Section 4.05, directly to the payment in full of the Guaranteed Distribution. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Series Enhancer by the end of such Business Day pursuant to the instructions of the Series Enhancer.

         (c) The Indenture Trustee shall keep a complete and accurate record of the amount of Monthly Interest and of the Series Outstanding Amount paid from moneys received under the Policy. The Series Enhancer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Indenture Trustee.

         (d) The Indenture Trustee shall promptly notify the Series Enhancer of any proceeding or the institution of any action, of which a Responsible Officer of the Indenture Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law with respect to a proceeding against or by either Originator, the Transferor, the Servicer, the Issuer or PHH (a "PREFERENCE CLAIM") of any distribution made with respect to the Series 2000-1 Notes. Each Series 2000-1 Noteholder by its purchase of Series 2000-1 Notes, the Issuer and the Indenture Trustee hereby agree that the Series Enhancer (so long as no Series Enhancer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such

Preference Claim, including without limitation (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limiting the foregoing, the Series Enhancer shall be subrogated to the rights of the Issuer, the Indenture Trustee and each Series 2000-1 Noteholder in the conduct of any such Preference Claim, including without limitation all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

         (e) Anything in the Indenture, this Indenture Supplement or any other Transaction Document to the contrary notwithstanding, any payment with respect to amounts due in respect of the Series 2000-1 Notes that is made with monies received pursuant to the terms of the Policy shall not be considered payment on the Series 2000-1 Notes by the Issuer, shall not discharge any obligations of the Issuer to make such payment and shall not result in payment of (or the provision for the payment of) any amounts due in respect of Series 2000-1 Notes for purposes of Section 4.01 of the Indenture. To the extent any Series 2000-1 Notes have been paid with the proceeds of the Policy, such Series 2000-1 Notes shall continue to remain Outstanding for purposes of the Indenture and this Indenture Supplement until the Series Enhancer has been paid as subrogee hereunder, and the Series Enhancer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Series Enhancer.

         (f) The Indenture Trustee shall hold the Policy in trust solely for the use and benefit of the Holders of the Series 2000-1 Notes.

         (g) The Indenture Trustee agrees to furnish to the Series Enhancer upon its reasonable request the Indenture Trustee's records evidencing the payment of amounts due on the Series 2000-1 Notes that have been made by the Indenture Trustee and subsequently recovered from Holders of Series 2000-1 Notes, and the dates on which such payments were made.

         (h) The Indenture Trustee shall be entitled to enforce on behalf of the Holders of the Series 2000-1 Notes the obligations of the Series Enhancer under the Policy. Notwithstanding any other provision of the Indenture, this Indenture Supplement or any other Transaction Document to the contrary, the Holders of the Series 2000-1 Notes are not entitled to make any claims under the Policy or institute proceedings directly against the Series Enhancer.

         (i) Upon the expiration of the Policy in accordance with the terms thereof, the Indenture Trustee shall surrender the Policy to the Series Enhancer for cancellation.

         Section 4.07. Series 2000-1 Expense Subaccount.

         (a) The Issuer, for the benefit of the Series 2000-1 Noteholders and the Series Enhancer, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, the Series 2000-1 Expense Subaccount, which shall be a subaccount of the Collection Account (the "SERIES 2000-1 EXPENSE SUBACCOUNT"). The Indenture Trustee shall possess all right, title and interest in all monies, instruments, investment property and other property credited from time to time to the Series 2000-1 Expense Subaccount (and any subaccount thereof) and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Series 2000-1 Noteholders and the Series Enhancer. The Series 2000-1 Expense Subaccount shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2000-1 Noteholders and the Series Enhancer. Pursuant to the authority granted to the Servicer in Article III of the Transfer and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Series 2000-1 Expense Subaccount for the purposes of making the payments required under
Section 4.05.

         (b) Funds on deposit in the Series 2000-1 Expense Subaccount shall be invested in accordance with Section 4.01 of the Transfer and Servicing Agreement and Section 6.13 of the Indenture. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.07(b) nor for the selection of Eligible Investments, except with respect to investments on which the institution acting as Indenture Trustee is an obligor.

         Section 4.08. Series 2000-1 Principal Subaccount.

         (a) The Issuer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, the Series 2000-1 Principal Subaccount, which shall be a subaccount of the Collection Account (the "SERIES 2000-1 PRINCIPAL SUBACCOUNT"). The Indenture Trustee shall possess all right, title and interest in all monies, instruments, investment property and other property credited from time to time to the Series 2000-1 Principal Subaccount (and any subaccount thereof) and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Series 2000-1 Noteholders. The Series 2000-1 Principal Subaccount shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Pursuant to the authority granted to the Servicer in Article III of the Transfer and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Series 2000-1 Principal Subaccount for the purposes of making the payments required under Section 4.05.

         (b) Funds on deposit in the Series 2000-1 Principal Subaccount shall be invested in accordance with Section 4.01 of the Transfer and Servicing Agreement and Section 6.13 of the Indenture. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.08(b) nor for the selection of Eligible Investments, except with respect to investments on which the institution acting as Indenture Trustee is an obligor.

         (c) The Indenture Trustee shall withdraw and transfer funds on deposit in the Series 2000-1 Principal Subaccount on each Business Day during the Revolving Period to, or at the direction of, the Issuer if no Series 2000-1 Asset Amount Deficiency has occurred and is continuing and no event that with the passage of time or the giving of notice could become an Amortization Event, including a Series 2000-1 Asset Amount Deficiency, would result from such withdrawal. Any such transfer to the Issuer shall be made free and clear of the lien of the Indenture and without compliance with Section 12.01(b) of the Indenture.

         Section 4.09. Liquidity Reserve Account.

         (a) The Issuer, for the benefit of the Series 2000-1 Noteholders and the Series Enhancer, shall establish and maintain with the Indenture Trustee in the name of the Indenture Trustee or its nominee, a Qualified Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Series 2000-1 Noteholders and the Series Enhancer (the "LIQUIDITY RESERVE ACCOUNT"). The Indenture Trustee shall possess all right, title and interest in all monies, instruments, investment property and other property credited from time to time to the Liquidity Reserve Account and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Series 2000-1 Noteholders and the Series Enhancer. The Liquidity Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2000-1 Noteholders and the Series Enhancer. If, at any time, the Liquidity Reserve Account ceases to be a Qualified Account, the Issuer (or the Indenture Trustee on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency and the Series Enhancer may consent) establish a new Liquidity Reserve Account meeting the conditions specified above, transfer any monies, instruments, investment property and other property to such new Liquidity Reserve Account and from the date such new Liquidity Reserve Account is established, it shall be deemed to be the Liquidity Reserve Account. Pursuant to the authority granted to the Servicer in Article III of the Transfer and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Series 2000-1 Liquidity Reserve Account for the purposes of making the payments required under Section 4.05.

         (b) On the Series 2000-1 Closing Date, the Issuer deposited $4,597,084 into the Liquidity Reserve Account. Funds on deposit in the Liquidity Reserve Account shall at the written direction of the Servicer be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 2000-1 Noteholders in accordance with Section 6.13 of the Indenture. Funds on deposit in the Liquidity Reserve Account will be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on the succeeding Transfer Date. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, at the written direction of the Issuer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. Unless directed by the Servicer, funds deposited in the Liquidity Reserve Account on a Transfer Date with respect to the immediately succeeding Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Liquidity Reserve Account shall be withdrawn and applied as Series 2000-1 Collections in accordance with the priority of distribution set forth in Section 4.01(c). The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.09(c) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture and any Indenture Supplement, except with respect to investments on which the institution acting as Indenture Trustee is an obligor.

         Section 4.10. Determination of LIBOR.

         (a) On each LIBOR Determination Date, the Paying Agent shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date shall be determined on the basis of the rates quoted by the Reference Banks to the Paying Agent as the rates at which deposits in United States dollars are offered by the Reference Banks to the Paying Agent at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Paying Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

         (b) The Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Paying Agent at its corporate trust office at (212) 815-5192 or such other telephone number as shall be designated by the Paying Agent for such purpose by prior written notice by the Paying Agent to each Series 2000-1 Noteholder and the Series Enhancer from time to time.

         Section 4.11. Investment Instructions. Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee no later than 11:00 a.m. (New York City time) on the date such investment is to be made. If the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment. If the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 11:00 a.m. (New York City time) on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 11:00 a.m. (New York City time) on the day such investment is requested to be made.

                               [END OF ARTICLE IV]

                                    ARTICLE V

                        Delivery of Series 2000-1 Notes;
               Distributions; Reports to Series 2000-1 Noteholders

         Section 5.01. Delivery and Payment for the Series 2000-1 Notes; Denominations.

         The Issuer shall execute and the Authentication Agent shall authenticate the Series 2000-1 Notes in accordance with Section 2.03 of the Indenture. The Indenture Trustee shall deliver the Series 2000-1 Notes to or upon the order of the Issuer when so authenticated.

         The Series 2000-1 Notes shall be issuable in the minimum denomination of $250,000 and in integral multiples of $1,000 in excess thereof.

         Section 5.02. Registration; Registration of Transfer and Exchange; Transfer Restrictions.

         (a) The Series 2000-1 Notes have not been registered under the Securities Act or any state securities law. None of the Issuer, the Registrar or the Indenture Trustee is obligated to register the Series 2000-1 Notes under the Securities Act or any other securities or "Blue Sky" laws or to take any other action not otherwise required under the Agreement to permit the transfer of any Series 2000-1 Note without registration.

         (b) No transfer of any Series 2000-1 Note or any interest therein (including, without limitation, by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 5.02 (including the applicable legend to be set forth on the face of each Series 2000-1 Note as provided in Exhibits A-1, A-2 and A-3, as applicable) and in
Section 5.04 and Section 5.06 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or "Blue Sky" laws (i) to a person (A) who the transferor reasonably believes is a "qualified institutional buyer" within the meaning thereof in Rule 144A (a "QIB") in the form of beneficial interest in the Rule 144A Global Note, and (B) that is aware that the resale or other transfer is being made in reliance on Rule 144A or (ii) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, in the form of beneficial interests in the applicable Regulation S Global Note.

         (c) Each Beneficial Owner of a Series 2000-1 Note, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with the Issuer and the Initial Purchasers as follows:

         (i) It understands that the Series 2000-1 Notes will be offered and may be resold by an Initial Purchaser (A) in the United States to QIBs pursuant to Rule 144A in the form of beneficial interests in the Rule 144A Global Note or (B) outside the United States pursuant to Regulation S, initially in the form of beneficial interests in the Temporary Regulation S Global Note. As set forth in Section 5.04(a), beneficial interests in the Temporary Regulation S Global Note may be exchanged for beneficial interests in the Permanent Regulation S Global Note.

         (ii) It understands that the Series 2000-1 Notes have not been and will not be registered under the Securities Act or any state or other applicable securities law and that the Series 2000-1 Notes, or any interest or participation therein, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any other applicable securities law.

         (iii) It acknowledges that none of the Issuer or any Initial Purchaser or any person representing the Issuer or any Initial Purchaser has made any representation to it with respect to the Issuer or the offering or sale of any Series 2000-1 Notes, other than the information contained in the Offering Memorandum, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Series 2000-1 Notes. It has had access to such financial and other information concerning the Issuer and the Series 2000-1 Notes as it has deemed necessary in connection with its decision to purchase the Series 2000-1 Notes.

         (iv) It acknowledges that the Series 2000-1 Notes will bear a legend to the following effect unless the Issuer determines otherwise, consistent with applicable law:

                  "THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QIB") PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE, UNLESS SUCH PERSON ACQUIRED THIS NOTE IN A TRANSFER DESCRIBED IN CLAUSE (3) ABOVE, IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

                  PRIOR TO PURCHASING ANY NOTES, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUER HAS NOT AGREED TO REGISTER THE NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE NOTES

                  UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

                  AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF."

         (v) If it is acquiring any Series 2000-1 Note, or any interest or participation therein, as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgements, representations and agreements contained herein on behalf of each such account.

         (vi) It (A)(1) is a QIB, (2) is aware that the sale to it is being made in reliance on Rule 144A and if it is acquiring such Series 2000-1 Notes or any interest or participation therein for the account of another QIB, such other QIB is aware that the sale is being made in reliance on Rule 144A and (3) is acquiring such Series 2000-1 Notes or any interest or participation therein for its own account or for the account of a QIB, or (B) is not a U.S. person and is purchasing such Series 2000-1 Notes or any interest or participation therein in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S.

         (vii) It is purchasing the Series 2000-1 Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Series 2000-1 Notes, or any interest or participation therein, as described in the Offering Memorandum and as provided in the Agreement.

         (viii) It agrees that if in the future it should offer, sell or otherwise transfer such Series 2000-1 Note or any interest or participation therein, it will do so only (A) to the Issuer,
                  (B) pursuant to Rule 144A to a person who it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A or (C) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S.

         (ix) If it is acquiring such Series 2000-1 Note or any interest or participation therein in an "offshore transaction" (as defined in Regulation S), it acknowledges that the Series 2000-1 Notes initially will be represented by the Temporary Regulation S Global Note and that transfers thereof or any interest or participation therein are restricted as described in the Offering

                  Memorandum and as provided in the Agreement. If it is a QIB, it acknowledges that the Series 2000-1 Notes offered in reliance on Rule 144A will be represented by a Rule 144A Global Note and that transfers thereof or any interest or participation therein are restricted as described in the Offering Memorandum and as provided in the Agreement.

         (x) It understands that the Temporary Regulation S Global Note will bear a legend to the following effect unless the Issuer determines otherwise, consistent with applicable law:

                  "THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

                  NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE."

         (xi) It acknowledges that the Issuer, the Initial Purchasers and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer and the Initial Purchasers.

         (xii) With respect to any foreign purchaser claiming an exemption from United States income or withholding tax, that it has delivered to the Paying Agent a true and complete Form W-8, Form 1001 or Form 4224, indicating such exemption.

         (xiii) It acknowledges that transfers of the Series 2000-1 Notes or any interest or participation therein shall otherwise be subject in all respects to the restrictions applicable thereto contained in the Agreement.

         Any transfer, resale, pledge or other transfer of the Series 2000-1 Notes contrary to the restrictions set forth above and in the Indenture shall be deemed void ab initio by the Transfer Agent and Registrar. As used in this
Section 5.02, the terms "United States" and "U.S. persons" have the meaning given them in Regulation S.

         (d) Notwithstanding anything to the contrary contained herein, each Series 2000-1 Note and the Agreement may, with prior written notice to the Series Enhancer, be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Series 2000-1 Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally. Each Noteholder shall by its acceptance of a Series 2000-1 Note have agreed to any such amendment or supplement.

         (e) Holders of a beneficial interest in Series 2000-1 Notes sold in reliance on Regulation S as Temporary Regulation S Global Notes are prohibited from receiving distributions or from exchanging beneficial interests in such Temporary Regulation S Global Notes for a beneficial interest in a Permanent Regulation S Global Note until the later of (i) the expiration of the Distribution Compliance Period (the "RELEASE DATE") and (ii) the furnishing of a certificate, substantially in the form of Exhibit E-2 attached hereto, certifying that the beneficial owner of the Temporary Regulation S Global Note is a non-United States Person (a "REGULATION S CERTIFICATE") as provided in
Section 5.04.

         Section 5.03. Global Notes. The Series 2000-1 Notes, upon original issuance, will be issued (i) in fully registered global form without interest coupons to QIBs in transactions exempt from the registration requirements of the Securities Act in reliance on Rule 144A, as a single note in fully registered form, without interest coupons (the "RULE 144A GLOBAL NOTE"), authenticated and delivered in substantially the form attached hereto as Exhibit A-1 and/or (ii) as a single note in "offshore transactions" (within the meaning of Regulation
S), in fully registered form, without interest coupons (the "TEMPORARY REGULATION S GLOBAL NOTE"), authenticated and delivered in substantially the form attached hereto as Exhibit A-2. Such Notes shall be delivered to The Depository Trust Company, the initial Clearing Agency by or on behalf of the Issuer and initially shall be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 2.13 of the Indenture.

         Section 5.04. Regulation S Global Notes.

         (a) Series 2000-1 Notes issued in reliance on Regulation S initially will be in the form of a Temporary Regulation S Global Note. Any interest in a Series 2000-1 Note evidenced by the Temporary Regulation S Global Note is exchangeable for an interest in a Series 2000-1 Note in fully registered, global form, without interest coupons, authenticated and delivered in substantially the form attached hereto as Exhibit A-3 (the "PERMANENT REGULATION S GLOBAL NOTE") upon the later of (i) the Release Date and (ii) the furnishing of a Regulation S Certificate.

         (b) i) On or prior to the Release Date, each Beneficial Owner of a Temporary Regulation S Global Note shall deliver to Euroclear or Clearstream Banking (as applicable) a Regulation S Certificate; provided, however, that any Beneficial Owner of a Temporary Regulation S Global Note on the Release Date or on any payment date that has previously delivered a Regulation S Certificate hereunder shall not be required to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, in which case such Beneficial Owner shall promptly notify Euroclear or Clearstream Banking, as applicable, thereof and shall deliver an updated Regulation S Certificate). Euroclear and/or Clearstream Banking, as applicable, shall deliver to the Paying Agent a certificate substantially in the form of Exhibit E-1 (a "NON-U.S. CERTIFICATE") attached hereto promptly upon the receipt of each such Regulation S Certificate, and no such Beneficial

Owner (or transferee from such Beneficial Owner) shall be entitled to receive an interest in a Permanent Regulation S Global Note or any payment of principal of or interest on or any other payment with respect to its beneficial interest in a Temporary Regulation S Global Note prior to the Paying Agent receiving such Non-U.S. Certificate from Euroclear or Clearstream Banking with respect to the portion of the Temporary Regulation S Global Note owned by such Beneficial Owner (and, with respect to an interest in the Permanent Regulation S Global Note, prior to the Release Date).

         (c) Any payments of principal of, interest on or any other payment on a Temporary Regulation S Global Note received by Euroclear or Clearstream Banking with respect to any portion of such Regulation S Global Note owned by a Beneficial Owner that has not delivered the Regulation S Certificate required by this Section 5.04 shall be held by Euroclear and Clearstream Banking solely as agents for the Paying Agent. Euroclear and Clearstream Banking shall remit such payments to the applicable Beneficial Owner (or to a Euroclear or Clearstream Banking member on behalf of such Beneficial Owner) only after Euroclear or Clearstream Banking has received the requisite Regulation S Certificate. Until the Paying Agent has received a Non-U.S. Certificate from Euroclear or Clearstream Banking, as applicable, stating that it has received the requisite Regulation S Certificate with respect to the beneficial ownership of any portion of a Temporary Regulation S Global Note, the Paying Agent may revoke the right of Euroclear or Clearstream Banking, as applicable, to hold any payments made with respect to such portion of such Temporary Regulation S Global Note. If the Paying Agent exercises its right of revocation pursuant to the immediately preceding sentence, Euroclear or Clearstream Banking, as applicable, shall return such payments to the Paying Agent and the Paying Agent shall hold such payments in the Distribution Account until Euroclear or Clearstream Banking, as applicable, has provided the necessary Non-U.S. Certificates to the Paying Agent (at which time the Paying Agent shall forward such payments to Euroclear or Clearstream Banking, as applicable, to be remitted to the Beneficial Owner that is entitled thereto on the records of Euroclear or Clearstream Banking (or on the records of their respective members)).

         (d) Each Beneficial Owner with respect to a Temporary Regulation S Global Note shall exchange its interest therein for an interest in a Permanent Regulation S Global Note on or after the Release Date upon furnishing to Euroclear or Clearstream Banking (as applicable) the Regulation S Certificate and upon receipt by the Paying Agent of the Non-U.S. Certificate thereof from Euroclear or Clearstream Banking, as applicable, in each case pursuant to the terms of this Section 5.04. On and after the Release Date, upon receipt by the Paying Agent of any Non-U.S. Certificate from Euroclear or Clearstream Banking described in the immediately preceding sentence (i) with respect to the first such certification, the Issuer shall execute and, upon receipt of an order to authenticate, the Authentication Agent shall authenticate and deliver to the Custodian the applicable Permanent Regulation S Global Note and (ii) with respect to the first and all subsequent certifications, the Custodian shall exchange on behalf of the applicable Beneficial Owners the portion of the applicable Temporary Regulation S Global Note covered by such certification for a comparable portion of the applicable Permanent Regulation S Global Note. Upon any exchange of a portion of a Temporary Regulation S Global Note for a comparable portion of a Permanent Regulation S Global Note, the Custodian shall endorse on the schedules affixed to each of such Regulation S Global Notes (or on continuations of such schedules affixed to each of such Regulation S Global Notes and made parts thereof) appropriate notations evidencing the date of transfer and (x) with respect to the Temporary Regulation S Global Note, a decrease in the principal amount thereof equal to the amount covered by the applicable certification and (y) with respect to the Permanent Regulation S Global Note, an increase in the principal amount thereof equal to the principal amount of the decrease in the Temporary Regulation S Global Note pursuant to clause (x) above.

         Section 5.05. Special Transfer Provisions.

         (a) If a holder of a beneficial interest in the Rule 144A Global Note wishes at any time to exchange its interest in the Rule 144A Global Note for an interest in the Regulation S Global Note, or to transfer its interest in the Rule 144A Global Note to a person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note, such holder may, subject to the rules and procedures of the Clearing Agency and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by Transfer Agent and Registrar of (1) instructions given in accordance with the Clearing Agency's procedures from or on behalf of a Beneficial Owner of the Rule 144A Global Note, directing the Transfer Agent and Registrar (via DWAC) to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred,
(2) a written order in accordance with the Clearing Agency's procedures containing information regarding the Euroclear or Clearstream Banking account to be credited with such increase and the name of such account and (3) a certificate given by such holder stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, the Transfer Agent and Registrar shall promptly deliver appropriate instructions to the Clearing Agency (via DWAC), its nominee or the Custodian, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Transfer Agent and Registrar shall promptly deliver appropriate instructions (via DWAC) to the Clearing Agency, its nominee, or the Custodian, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who may be Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear or Clearstream Banking or another agent member of Euroclear or Clearstream Banking, or both, as the case may be, acting for and on behalf of them) a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note. Notwithstanding anything to the contrary, the Transfer Agent and Registrar may conclusively rely upon the completed schedule set forth in the certificate evidencing the Notes.

         (b If a holder of a beneficial interest in the Regulation S Global Note wishes at any time to exchange its interest in the Regulation S Global Note for an interest in the Rule 144A Global Note, or to transfer its interest in the Regulation S Global Note to a person who wishes to take delivery thereof in the form of an interest in the Rule 144A Global Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream Banking and the

Clearing Agency, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Note. Upon receipt by the Transfer Agent and Registrar of (1) instructions given in accordance with the procedures of Euroclear or Clearstream Banking and the Clearing Agency, as the case may be, from or on behalf of a Beneficial Owner of the Regulation S Global Note directing the Transfer Agent and Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of Euroclear or Clearstream Banking and the Clearing Agency, as the case may be, containing information regarding the account with the Clearing Agency to be credited with such increase and the name of such account and (3) prior to the expiration of the Distribution Compliance Period, a certificate given by such Beneficial Owner stating that the person transferring such interest in such Regulation S Global Note reasonably believes that the person acquiring such interest in the Rule 144A Global Note is a QIB and is obtaining such beneficial interest for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction, the Transfer Agent and Registrar shall promptly deliver (via DWAC) appropriate instructions to the Clearing Agency, its nominee or the Custodian, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Transfer Agent and Registrar shall promptly deliver (via DWAC) appropriate instructions to the Clearing Agency, its nominee, or the Custodian, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note. After the expiration of the Distribution Compliance Period, the certification requirement set forth in clause (3) of the second sentence of this
Section 5.05 shall no longer apply to such exchanges and transfers. Notwithstanding anything to the contrary, the Transfer Agent and Registrar may conclusively rely upon the completed schedule set forth in the certificate evidencing the Notes.

         (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         (d) Until the later of the Release Date and the provision of the certifications required by Section 5.04, beneficial interests in a Regulation S Global Note may only be held through Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear or Clearstream Banking or another agent member of Euroclear and Clearstream Banking acting for and on behalf of them. During the Distribution Compliance Period, interests in the Regulation S Global Note may be exchanged for interests in the Rule 144A Global Note only in accordance with the certification requirements described above.

         Section 5.06. CUSIP Numbers. The Issuer in issuing the Series 2000-1 Notes may use "CUSIP" numbers and, if so, the Paying Agent may use "CUSIP" numbers in notices of redemption as a convenience to Series 2000-1 Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Series 2000-1 Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Series 2000-1 Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Paying Agent of any change in the "CUSIP" numbers.

         Section 5.07. Distributions.

         (a) On each Distribution Date, the Paying Agent shall distribute to each Series 2000-1 Noteholder of record on the related Record Date such Series 2000-1 Noteholder's pro rata share of amounts on deposit in the Distribution Account as are payable to the Series 2000-1 Noteholders pursuant to Section 4.05 and Section 4.06(b).

         (b) Distributions to Series 2000-1 Noteholders hereunder shall be made by (i) check mailed to each Series 2000-1 Noteholder (at such Series 2000-1 Noteholder's address as it appears in the Note Register), except that with respect to any Series 2000-1 Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds and (ii) without presentation or surrender of any Series 2000-1 Note or the making of any notation thereon.

         Section 5.08. Reports and Statements to Series 2000-1 Noteholders.

         (a) On each Distribution Date, the Paying Agent shall forward to each Series 2000-1 Noteholder and the Series Enhancer a statement substantially in the form of Exhibit C prepared by the Servicer and delivered to the Paying Agent. The Paying Agent shall have no liability for the Servicer's failure to provide such statement to it.

         (b) On or before January 31 of each calendar year, beginning with calendar year 2001, the Paying Agent shall furnish or cause to be furnished to each Person and the Series Enhancer who at any time during the preceding calendar year was a Series 2000-1 Noteholder, a statement prepared by the Servicer containing the information required to be contained in the statement to Series 2000-1 Noteholders and the Series Enhancer, as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2000-1 Noteholder or the Series Enhancer, together with such other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

                               [END OF ARTICLE V]

                                   ARTICLE VI

                              Amortization Events

         Section 6.01. Series 2000-1 Amortization Events. Upon the occurrence and continuance of any of the following events:

         (a) (i) failure on the part of the Issuer to pay principal of and interest on the Series 2000-1 Notes in full on or before the Final Stated Maturity Date (determined without giving effect to any payments on the Series 2000-1 Notes made with proceeds of draws under the Policy), or to pay accrued interest on the Series 2000-1 Notes in full on any Distribution Date, and such failure remains unremedied for one Business Day (determined without giving effect to any payments on the Series 2000-1 Notes made with proceeds of draws under the Policy), or (ii) failure on the part of the Issuer to maintain its separate existence or duly to perform or observe any covenant set forth in
Section 3.03(a), (c), (d), (e), (f), (g) or (j) of the Indenture, which failure continues unremedied for a period of ten calendar days, or (iii) failure on the part of the Issuer duly to perform or observe any other covenants or agreements of the Issuer set forth in the Indenture or this Indenture Supplement, which failure has a Material Adverse Effect with respect to the Issuer or the interests of the Series 2000-1 Noteholders (determined without giving effect to any credit enhancement under the Policy) and which continues unremedied for a period of 30 days, in each case, after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Holders of not less than a majority of the Series Outstanding Amount;

         (b) any representation or warranty made by the Issuer in this Indenture Supplement or the Indenture proves to have been incorrect in any material respect when made or when delivered, and continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Holders of not less than a majority of the Series Outstanding Amount, and as a result of which the interests of the Series 2000-1 Noteholders are materially and adversely affected for such period (determined without giving effect to any credit enhancement under the Policy);

         (c) a Servicer Default;

         (d) a CMSC Purchase Termination Event under the Purchase Agreement, an ARSC Purchase Termination Event under the Receivables Purchase Agreement or Transfer Termination Event under the Transfer and Servicing Agreement;

         (e) other than an Event of Default described in clause (s) below, an Event of Default with respect to the Series 2000-1 Notes;

         (f) a Series 2000-1 Asset Amount Deficiency, which Series 2000-1 Asset Amount Deficiency continues for any five consecutive Business Days;

         (g) the amount on deposit in the Liquidity Reserve Account Amount is less than the Required Liquidity Reserve Account Amount for any five consecutive Business Days;

         (h) the amount on deposit in the Marketing Expenses Account is less than the Required Marketing Expenses Account Amount for any five consecutive Business Days;

         (i) (i) the Average Days in Inventory for Appraised Value Homes equals or exceeds 210 days for any Monthly period; or

                  (ii) the average of the Average Days in Inventory for Appraised Value Homes for any Monthly Period and for the immediately preceding five Monthly Periods equals or exceeds 180 days; or

                  (iii) the Average Days in Inventory for Homes other than Appraised Value Homes equals or exceeds 60 days for any Monthly Period; or

                  (iv) the average of the Average Days in Inventory for Homes other than Appraised Value Homes for any Monthly Period and for the immediately preceding five Monthly Periods equals or exceeds 40 days;

         (j) the Default Ratio for any Monthly Period exceeds 7.0%, or the Three Month Average Default Ratio for any Monthly Period exceeds 6.0%;

         (k) the Dilution Ratio for any Monthly Period exceeds 2.25%, or the Three Month Average Dilution Ratio for any Monthly Period exceeds 1.50%;

         (l) Net Credit Losses for any Monthly Period exceed $750,000 and for any 12 consecutive Monthly Periods exceed $1,500,000;

         (m) the failure to vest and maintain in the Indenture Trustee a perfected first priority security interest in the Pledged Assets;

         (n) either (i) the Internal Revenue Service files notice of a lien pursuant to Section 6323 of the Internal Revenue Code with respect to any of the ARSC Purchased Assets, and such Lien has not been released within five days or, if released, proved to the satisfaction of the Rating Agencies, or (ii) the PBGC files, or indicates its intention to file a notice of a lien pursuant to Section 4068 of ERISA with respect to any of the Pledged Assets;

         (o) an Insolvency Event occurs with respect to the Series Enhancer;

         (p) any of the Purchase Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Indenture, this Indenture Supplement, the Insurance Agreement or any related documents cease, for any reason, to be in full force and effect, other than in accordance with its terms;

         (q) a failure on the part of CMSC, as the Servicer, to cooperate with the transfer of the servicing to a successor Servicer following the delivery of a Termination Notice pursuant to the Transfer and Servicing Agreement, which failure is determined by the Majority Investors to be material and continues unremedied for a period of ten calendar days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Holders of a majority of the Series Outstanding Amount;

         (r) an Event of Bankruptcy shall occur with respect to the Issuer, the Transferor, the Performance Guarantor, CMSC or CMF; or

         (s) an Event of Default arising from a determination that the Issuer is required to be registered under the Investment Company Act of 1940;

then, in the case of any event described in clauses (a) through (e), (g), (h) and (j) through (q) an "AMORTIZATION EVENT" will be deemed to have occurred only if, after the applicable grace period, if any, set forth in such clauses, either the Indenture Trustee or the Holders of not less than a majority of the Series Outstanding Amount by notice then given in writing to the Issuer and the Servicer (and to the Indenture Trustee if given by the Series 2000-1 Noteholders) may declare that an Amortization Event has occurred as of the date of such notice, in the case of any event described in clauses (f) and (i), an Amortization Event will occur at the close of business on the fifth Business Day following the occurrence of such event without any notice or other action on the part of the Indenture Trustee or the Series 2000-1 Noteholders unless prior to that time the Holders of not less than a majority of the Series Outstanding Amount by notice then given in writing to the Issuer, the Servicer and the Indenture Trustee declare that an Amortization Event will not result from the occurrence of such event and, in the case of any event described in clauses (r) or (s), an Amortization Event shall occur immediately upon the occurrence of such event without any notice or other action on the part of the Indenture Trustee or the Series 2000-1 Noteholders.

         Section 6.02. Cross-Defaults. The Issuer will not include in any Indenture Supplement for any Series of Notes (other than Series 2000-1) an amortization event which would allow such Series to amortize based on the occurrence of an Amortization Event.

                               [END OF ARTICLE VI]

                                   ARTICLE VII

                  Optional Redemption of Series 2000-1 Notes

          Section 7.01 Optional Redemption of Series 2000-1 Notes.

         (a) On any Business Day occurring on or after the date on which the Series Outstanding Amount is reduced to an amount equal to or less than 10% of the Initial Series Outstanding Amount, the Issuer shall have the option to redeem the Series 2000-1 Notes, at a redemption price equal to (i) if such day is a Distribution Date, the Redemption Price for such Distribution Date or (ii) if such day is not a Distribution Date, the Redemption Price for the immediately succeeding Distribution Date.

         (b) The Issuer shall give the Servicer and the Indenture Trustee at least 30 days prior written notice of the date on which the Issuer intends to exercise such optional redemption. Not later than 12:00 noon, New York City time, on such day the Issuer shall deposit into (a) the Series 2000-1 Principal Subaccount in immediately available funds the excess of the principal portion of the Redemption Price over the amount, if any, on deposit in the Series 2000-1 Principal Subaccount and (b) the Series 2000-1 Expense Subaccount in immediately available funds the excess of the interest portion of the Redemption Price over the amount, if any, of the Monthly Interest on deposit in the Series 2000-1 Expense Subaccount. The portion of the Redemption Price relating to amounts owing to the Series Enhancer shall be paid directly to the Series Enhancer on such day Such redemption option is subject to payment in full of the Redemption Price. Upon payment and distribution of the Redemption Price and the reduction in the Series Outstanding Amount to zero, the Series 2000-1 Noteholders and the Series Enhancer shall have no further interest in the Pledged Assets. The Redemption Price shall be distributed as set forth in Section 4.05.

                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                          Miscellaneous Provisions

         Section 8.01. Ratification of Agreement. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

         Section 8.02. Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         Section 8.03. Governing Law. THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ss.5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

         Section 8.04. Series Enhancer Deemed Series 2000-1 Noteholder.
Except for any period during which a Series Enhancer Default is continuing, the Series Enhancer shall be deemed to be the Holder of 100% of the Series 2000-1 Notes for the purposes of giving any consents, waivers, approvals, instructions, directions, declarations, notices and/or taking any other action pursuant to the Indenture, this Indenture Supplement and the other Transaction Documents. So long as no Series Enhancer Default shall have occurred and be continuing, the Series Enhancer shall have the right to exercise all rights of the Holders of the Series 2000-1 Notes under the Transaction Documents without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Series Enhancer, except as otherwise expressly provided herein. Any reference in the Indenture or the Transaction Documents to materially, adversely, or detrimentally affecting the rights or interests of the Noteholders, or words of similar meaning, shall be deemed, for purposes of the Series 2000-1 Notes, to refer to the rights or interests of the Series Enhancer.

         Section 8.05. Subrogation. In furtherance of and not in limitation of the Series Enhancer's equitable right of subrogation, each of the Indenture Trustee and the Issuer acknowledge that, to the extent of any payment made by the Series Enhancer under the Policy with respect to interest on or principal of the Series 2000-1 Notes, the Series Enhancer is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Series 2000-1 Noteholders under the Indenture and this Indenture Supplement. Each of the Issuer and the Indenture Trustee agree to such subrogation and, further, agree to take such actions as the Series Enhancer may reasonably request to evidence such subrogation.

         Section 8.06. Certain Rights of the Series Enhancer.

         (a) The Series Enhancer is an express third-party beneficiary of the Indenture to the extent of provisions relating to any Series Enhancer and this Indenture Supplement.

         (b) The Indenture Trustee shall provide to the Series Enhancer upon request copies of any report, notice, opinion of counsel, officer's certificate, request for consent or request for amendment to any Transaction Document promptly upon the Indenture Trustee's production or receipt thereof (in each case, to the extent that such documents are not expressly required to be provided directly to the Series Enhancer pursuant to the terms of the Transaction Documents).

         (c) Subject, in each case, to Section 6.03(d) of the Indenture, the Indenture Trustee shall cooperate in all respect with any reasonable request by the Series Enhancer for action to preserve or enforce the Series Enhancer's rights or interests under the Indenture, this Indenture Supplement and the other Transaction Documents, including, without limitation, a request to institute proceedings for collection of all amounts then owing in respect of the Series 2000-1 Notes or the Insurance Premium.

         (d) The Indenture Trustee shall, upon reasonable prior written request, permit any representative of the Series Enhancer, during the Indenture Trustee's normal business hours, to examine all books of accounts, records, reports and other information of the Indenture Trustee relating to the Series 2000-1 Notes and the Pledged Assets, to make copies and extracts therefrom and to discuss the Indenture Trustee's performance of its duties with respect to the Transaction Documents with the responsible officers and employees of the Indenture Trustee.

         (e) The Series Enhancer shall be deemed to be an Applicable Series Enhancer for purposes of the Indenture.

                              [END OF ARTICLE VIII]

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                   APPLE RIDGE FUNDING LLC,
                                     as Issuer


                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   BANK ONE, NATIONAL ASSOCIATION,
                                     as Indenture Trustee


                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   THE BANK OF NEW YORK,
                                     as Paying Agent, Authentication Agent
                                     and Transfer Agent and Registrar


                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                    [Signature Page to Indenture Supplement]

DISTRICT OF COLUMBIA           )
                               ) ss.:

COUNTY OF __________________   )

         BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared _______________ known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Delaware limited liability company and that she/he executed the same as the corporation for the purpose and consideration therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of __________, 2000.


                                                  -----------------------------
                                                  Notary Public



                                                  [Seal]

My commission expires:


------------------------------

STATE OF NEW YORK        )
                         ) ss.:

COUNTY OF NEW YORK       )

         BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared Steve M. Husbands known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said national banking organization and that she/he executed the same as the corporation for the purpose and consideration therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of __________, 2000.


                                                 ------------------------------
                                                 Notary Public

                                                 [Seal]

My commission expires:



------------------------------------

STATE OF NEW YORK           )
                            ) ss.:

COUNTY OF _____________     )

         BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared ________________ known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said New York banking corporation and that she/he executed the same as the corporation for the purpose and consideration therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of __________, 2000.


                                                  -----------------------------
                                                  Notary Public

                                                  [Seal]



My commission expires:



------------------------------